Exhibit 99.1

red violet Announces First Quarter 2020 Financial Results

Revenue Increases 62% to a Record $9.3 Million with Strong Margin Expansion and Positive Cash Flow from Operations

BOCA RATON, Fla. – May 11, 2020 – Red Violet, Inc. (NASDAQ: RDVT), a leading analytics and information solutions provider, today announced financial results for the quarter ended March 31, 2020.

“We are pleased to report a ninth consecutive record quarter, achieving revenue of $9.3 million and adjusted EBITDA of $1.7 million, notwithstanding the impact to our business of Covid-19 in the back half of March. In order to ensure the safety of our employees, customers, vendors, and shareholders, we invoked our contingency planning and implemented teleworking from home across the organization as well as halting all company travel,” stated Derek Dubner, red violet’s CEO. “In the second half of March, we experienced reduced transactional volume as customers adjusted to the effects of this unprecedented event. We have put into effect prudent cost containment strategies and are proactively working with affected customers to foster enduring relationships. As stay-at-home orders are lifting and economic pressures subside, we are well-positioned for pent-up customer demand resulting from these transitory impacts and are executing upon opportunities to capture market share in markets that are currently seeing increasing demand for our solutions. Our business was as strong as ever heading into this external event and we are confident in our ability to navigate this period. I am extremely proud of the performance of our team and the business overall during this challenging time and am looking forward to accelerated growth as the economy regains its footing.”

First Quarter Financial Results

For the three months ended March 31, 2020 as compared to the three months ended March 31, 2019:

•	Total revenue increased 62% to $9.3 million.
•	Net loss was $1.5 million (including share-based compensation expense of $2.2 million) as compared to $1.4 million (including share-based compensation expense of $0.3 million).
•	Adjusted EBITDA was $1.7 million as compared to a negative $0.4 million.
•	Gross profit increased 105% to $5.2 million. Gross margin increased to 55% from 44%.
•	Adjusted gross profit increased 96% to $6.0 million. Adjusted gross margin increased to 65% from 53%.
•	Generated $1.2 million in cash from operating activities in the first quarter.
•	Cash and cash equivalents were $11.5 million as of March 31, 2020.

First Quarter and Recent Business Highlights

•	Leveraging the power of CORE™, red violet’s cloud-based, next-generation technology platform, idiCORE delivered over 260 new customers in the first quarter.
•	Recognized as a leading innovative technology in the real estate industry, our subscription app-based solution, FOREWARN®, added over 5,900 users in the first quarter.
•	Revenue attributable to customer contracts was 69%, our highest quarter ever, versus transactional usage. Contracts are generally annual contracts or longer with auto renewal.
•	Strong revenue growth from existing customer expansion. Growth revenue from existing customers grew 46% over the first quarter of the prior year.

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted gross profit and adjusted gross margin. Adjusted EBITDA is a financial measure equal to net loss, the most directly comparable financial measure based on GAAP, excluding interest income, net, depreciation and amortization, share-based compensation expense, litigation costs, net, and write-off of long-lived assets and others. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue.

Conference Call

In conjunction with this release, red violet will host a conference call and webcast today at 4:30pm ET to discuss its quarterly results and provide a business update.  To listen to the call, please dial (877) 665-6635 for domestic callers or (602) 563-8608 for international callers, using the passcode 2695092. To access the live audio webcast, visit the Investors section of the red violet website at www.redviolet.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required.  Following the completion of the conference call, a replay will be available for approximately one week by dialing (855) 859-2056 or (404) 537-3406 with the replay passcode 2695092. An archived webcast of the conference call will be available on the Investors section of the red violet website at www.redviolet.com.

About red violet®

At red violet, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most - running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our analytics and information solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, recovering debt, identifying fraud and abuse, and ensuring legislative compliance, to identifying and acquiring customers. At red violet, we are dedicated to making the world a safer place and reducing the cost of doing business. For more information, please visit www.redviolet.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including the impact of the Covid-19 pandemic on our current and future results of operations and whether we will be able to achieve accelerated growth as the economy regains its footing. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in red violet's Form 10-K for the year ended December 31, 2019 filed on March 12, 2020, as may be supplemented or amended by the Company's other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

RED VIOLET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(unaudited)

	March 31, 2020	December 31, 2019
ASSETS:
Current assets:
Cash and cash equivalents	$11,454	$11,776
Accounts receivable, net of allowance for doubtful accounts of $19 and $40 as of March 31, 2020 and December 31, 2019, respectively	3,039	3,543
Prepaid expenses and other current assets	1,116	722
Total current assets	15,609	16,041
Property and equipment, net	616	660
Intangible assets, net	25,310	24,034
Goodwill	5,227	5,227
Right-of-use assets	2,509	2,620
Other noncurrent assets	226	289
Total assets	$49,497	$48,871
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$2,229	$2,138
Accrued expenses and other current liabilities	816	1,571
Current portion of operating lease liabilities	506	491
Deferred revenue	207	128
Total current liabilities	3,758	4,328
Noncurrent operating lease liabilities	2,327	2,459
Total liabilities	6,085	6,787
Shareholders' equity:
Preferred stock—$0.001 par value, 10,000,000 shares authorized, and 0 shares issued and outstanding, as of March 31, 2020 and December 31, 2019	-	-
Common stock—$0.001 par value, 200,000,000 shares authorized, 11,693,162 and 11,657,912 shares issued, 11,590,015 and 11,554,765 shares outstanding, as of March 31, 2020 and December 31, 2019	12	12
Treasury stock, at cost, 103,147 shares as of March 31, 2020 and December 31, 2019	(1,255)	(1,255)
Additional paid-in capital	61,996	59,187
Accumulated deficit	(17,341)	(15,860)
Total shareholders' equity	43,412	42,084
Total liabilities and shareholders' equity	$49,497	$48,871

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$9,300	$5,734
Costs and expenses(1):
Cost of revenue (exclusive of depreciation and amortization)	3,292	2,669
Sales and marketing expenses	2,176	1,500
General and administrative expenses	4,434	2,365
Depreciation and amortization	910	618
Total costs and expenses	10,812	7,152
Loss from operations	(1,512)	(1,418)
Interest income, net	31	40
Loss before income taxes	(1,481)	(1,378)
Income taxes	-	-
Net loss	$(1,481)	$(1,378)
Loss per share:
Basic and diluted	$(0.13)	$(0.13)
Weighted average number of shares outstanding:
Basic and diluted	11,583,214	10,267,680

(1) Share-based compensation expense in each category:
Sales and marketing expenses	$154	$87
General and administrative expenses	2,067	187
Total	$2,221	$274

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,481)	$(1,378)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	910	618
Share-based compensation expense	2,221	274
Write-off of long-lived assets	17	30
Provision for bad debts	190	154
Noncash lease expenses	111	103
Changes in assets and liabilities:
Accounts receivable	314	(677)
Prepaid expenses and other current assets	(394)	(359)
Other noncurrent assets	63	85
Accounts payable	91	(97)
Accrued expenses and other current liabilities	(755)	143
Deferred revenue	79	23
Operating lease liabilities	(117)	(105)
Net cash provided by (used in) operating activities	1,249	(1,186)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(33)	(15)
Capitalized costs included in intangible assets	(1,538)	(1,430)
Net cash used in investing activities	(1,571)	(1,445)
Net decrease in cash and cash equivalents	$(322)	$(2,631)
Cash and cash equivalents at beginning of period	11,776	9,950
Cash and cash equivalents at end of period	$11,454	$7,319
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Share-based compensation capitalized in intangible assets	$588	$150
Right-of-use assets obtained in exchange of operating lease liabilities	$-	$3,042
Operating lease liabilities arising from obtaining right-of-use assets	$-	$3,387

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted gross profit and adjusted gross margin. Adjusted EBITDA is a financial measure equal to net loss, the most directly comparable financial measure based on GAAP, excluding interest income, net, depreciation and amortization, share-based compensation expense, litigation costs, net, and write-off of long-lived assets and others, as noted in the tables below. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue.

	Three Months Ended March 31,
(In thousands)	2020	2019
Net loss	$(1,481)	$(1,378)
Interest income, net	(31)	(40)
Depreciation and amortization	910	618
Share-based compensation expense	2,221	274
Litigation costs, net	-	94
Write-off of long-lived assets and others	111	30
Adjusted EBITDA	$1,730	$(402)

The following is a reconciliation of gross profit, the most directly comparable GAAP financial measure, to adjusted gross profit:

	Three Months Ended March 31,
(In thousands)	2020	2019
Revenue	$9,300	$5,734
Cost of revenue (exclusive of depreciation and amortization)	3,292	2,669
Depreciation and amortization of intangible assets	850	554
Gross profit	5,158	2,511
Depreciation and amortization of intangible assets	850	554
Adjusted gross profit	$6,008	$3,065

Gross margin	55%	44%
Adjusted gross margin	65%	53%

In order to assist readers of our condensed consolidated financial statements in understanding the operating results that management uses to evaluate the business and for financial planning purposes, we present non-GAAP measures of adjusted EBITDA, adjusted gross profit and adjusted gross margin as supplemental measures of our operating performance. We believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure the performance and operating strength of our business.

We believe adjusted EBITDA, adjusted gross profit and adjusted gross margin are relevant and provide useful information frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and are indicators of the operational strength of our business. We believe adjusted EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation and amortization, share-based compensation expense and the impact of other non-recurring items, providing useful comparisons versus prior periods or forecasts. Our adjusted gross profit is a measure used by management in evaluating the business’s current operating performance by excluding the impact of prior historical costs of assets that are expensed systematically and allocated over the estimated useful lives of the assets, which may not be indicative of the current operating activity. Our adjusted gross profit is calculated by using revenue, less cost of revenue (exclusive of depreciation and amortization). We believe adjusted gross profit provides useful information to our investors by eliminating the impact of non-cash depreciation and amortization, and specifically the amortization of software developed for internal use, providing a baseline of our core operating results that allow for analyzing trends in our underlying business consistently over multiple periods. Adjusted gross margin is calculated as adjusted gross profit as a percentage of revenue.

Adjusted EBITDA, adjusted gross profit and adjusted gross margin are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, financial measures presented in accordance with GAAP. The way we measure adjusted EBITDA, adjusted gross profit and adjusted gross margin may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

SUPPLEMENTAL METRICS

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. These supplemental metrics are not necessarily derived from any underlying financial statement amounts.  We believe these supplemental metrics help investors understand trends within our business and evaluate the performance of such trends quickly and effectively. In the event of discrepancies between amounts in these tables and the Company's historical disclosures or financial statements, readers should rely on the Company's filings with the SEC and financial statements in the Company's most recent earnings release.

We intend to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or changes, and such changes could be material.

	(Unaudited)
(Dollars in thousands)	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19	Q4'19	Q1'20
Customer metrics
idiCORE - billable customers(1)	3,302	3,438	3,627	4,020	4,370	4,781	5,064	5,326
FOREWARN - users(2)	5,095	7,872	11,397	15,444	19,721	23,853	30,577	36,506
Revenue metrics
Contractual revenue %(3)	52%	64%	66%	67%	62%	66%	66%	69%
Net revenue attrition %(4)	10%	6%	5%	5%	5%	6%	6%	8%
Revenue from new customers(5)	$802	$842	$1,096	$1,285	$1,596	$1,406	$1,018	$1,417
Base revenue from existing customers(6)	$2,472	$2,934	$3,127	$3,593	$4,480	$5,578	$6,690	$6,629
Growth revenue from existing customers(7)	$635	$584	$485	$856	$1,169	$1,273	$1,342	$1,254
Other metrics
Employees - sales and marketing	33	37	46	47	48	48	51	51
Employees - support	7	5	6	6	7	8	7	8
Employees - infrastructure	11	9	11	12	12	13	11	13
Employees - engineering	20	22	21	20	20	25	23	26
Employees - administration	14	14	14	14	14	13	16	15

(1)

We define a billable customer of idiCORE as a single entity that generated revenue in the last month of the period. Billable customers are typically corporate organizations. In most cases, corporate organizations will have multiple users and/or departments purchasing our solutions, however, we count the entire organization as a discrete customer.

(2)	We define a user of FOREWARN as a unique person that has a subscription to use the FOREWARN service as of the last day of the period. A unique person can only have one user account.
(3)

Contractual revenue % represents revenue generated from customers pursuant to pricing contracts containing a monthly fee and any additional overage divided by total revenue. Pricing contracts are generally annual contracts or longer, with auto renewal.

(4)

Net revenue attrition is defined as the revenue lost as a result of customer attrition, net of reinstated customer revenue, excluding FOREWARN revenue. Revenue is measured once a customer has generated revenue for six consecutive months. Revenue is considered lost when all revenue from a customer ceases for three consecutive months; revenue generated by a customer after the three-month loss period is defined as reinstated revenue. Net revenue attrition percentage is calculated on a trailing twelve-month basis, the numerator of which is the revenue lost during the period due to attrition, net of reinstated revenue, and the denominator of which is total revenue based on an average of total revenue at the beginning of each month during the period.

(5)

Revenue from new customers represents the total monthly revenue generated from new customers in a given period. A customer is defined as a new customer during the first six months of revenue generation.

(6)

Base revenue from existing customers represents the total monthly revenue generated from existing customers in a given period that does not exceed the customers' trailing six-month average revenue. A customer is defined as an existing customer six months after their initial month of revenue.

(7)	Growth revenue from existing customers represents the total monthly revenue generated from existing customers in a given period in excess of the customers' trailing six-month average revenue.

Investor Relations Contact:
Camilo Ramirez
Red Violet, Inc.
561-757-4500
ir@redviolet.com